Exhibit 10.45

Management Termination Agreement

Re: Management Consulting Services Agreement dated July 1, 2007 among Transax International Limited (the “Company”), Transax Limited, and Carlingford Investments Limited (the “Management Agreement”)

The undersigned hereby confirms and agrees that the above referenced Management Agreement has not been assigned by the undersigned and is hereby terminated.  Further, the undersigned confirms and agrees that no amounts are owed to the undersigned under the Management Agreement and waives any rights it may have to any compensation payable to the undersigned under such agreement.

Carlingford Investments Limited

Sign: /s/ Stephen Walters

Title: Principle

Name: Stephen Walters

Date: December 30, 2011